Exhibit 23.3

iOThree Limited
140 Paya Lebar Road #07-02
AZ @ Paya Lebar Singapore 409015
SENDER’S REF	RECIPIENT’S REF	DATE	PAGE
HCH/MPE/362445/0001	-	4 March 2024	1/1

Dear Sirs,

LETTER OF CONSENT

1. INTRODUCTION

We are engaged as Singapore legal counsel to iOThree Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiary established in Singapore in connection with the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “SEC”), including all amendments or supplements thereto (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended, relating to the public offering by the Company of its ordinary shares.

2. CONSENT

We hereby consent to the references to our name in such Registration Statement. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Rajah & Tann Singapore LLP

Rajah & Tann Singapore LLP

Rajah & Tann Singapore LLP

9 Straits View, Marina One West Tower, #06-07, Singapore 018937 T +65 6535 3600 www.rajahtannasia.com

We are registered in Singapore with limited liability (UEN T08LL0005E). We do not accept service of court documents by fax.

MEMBER OF RAJAH & TANN ASIA NETWORK

CAMBODIA | CHINA | INDONESIA | LAO PDR | MALAYSIA | MYANMAR | PHILIPPINES | SINGAPORE | THAILAND | VIETNAM